Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-12064) and Form S-8 (Nos. 333-88513, 333-39016, 333-75230, 333-89886 and 333-110131) of DSL.net, Inc. of our reports dated March 22, 2005, except for Note 3, as to which the date is March 31, 2006, relating to the financial statements and the financial statement schedule which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
March 31, 2006